Exhibit 99.2
[The CIT Group, Inc. Logo]

IMMEDIATE RELEASE

                        CIT ANNOUNCES QUARTERLY DIVIDEND

      NEW YORK, New York, April 26, 2001-- The CIT Group, Inc. (NYSE: CIT, TSE:
CIT.U and Exchangeable Shares: TSE: CGX.U) today announced that its Board of Directors has declared a regular quarterly cash dividend of $.10 per share, payable on May 31, 2001, to shareholders of record on May 9, 2001.

About CIT:

      CIT is a leading, global source of financing and leasing capital and an advisor for companies in more than 30 industries. Managing more than $50 billion in assets across a diversified portfolio, CIT is the trusted financial engine empowering many of today's industry leaders and emerging businesses, offering vendor, equipment, commercial, factoring, consumer and structured financing capabilities. Founded in 1908, CIT operates extensively in the United States and Canada with strategic locations in Europe, Latin and South America, and the Pacific Rim. For more information on CIT, visit the Web site at www.cit.com.

Investor Relations Contacts                       Media Contacts
James J. Egan, Jr.                                Sammie Becker
CIT                                               Stanton Crenshaw
(973) 535-5911                                    (212) 780-1900, Ext. 506
jim.egan@cit.com                                  sbecker@stanton-crenshaw.com

      or                                                  or

Yvette K. Rudich                                  Joseph LoBello
CIT                                               Stanton Crenshaw
(973) 597-2095                                    (212) 780-1900, ext. 535
yvette.rudich@cit.com                             jlobello@stanton-crenshaw.com